UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2019
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on May 7, 2019, Andeavor Logistics LP, a Delaware limited partnership (“ANDX”), Tesoro Logistics GP, LLC, a Delaware limited liability company (“ANDX GP”), MPLX LP, a Delaware limited partnership (“MPLX”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), and MPLX MAX LLC, a Delaware limited liability company and a wholly owned subsidiary of MPLX (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into ANDX (the “Merger”), with ANDX surviving as a wholly owned subsidiary of MPLX. Both ANDX GP and MPLX GP are indirectly owned by Marathon Petroleum Corporation (“MPC”) and, as a result, MPC controls both ANDX and MPLX.

On July 30, 2019, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, the Merger was completed. At the effective time of the Merger, the separate existence of Merger Sub ceased, and ANDX survived the Merger as a wholly owned subsidiary of MPLX.

Item 1.01	Entry into a Material Definitive Agreement.

MPC Revolving Credit Agreement

On July 26, 2019, MPC, entered into a $1 billion 364-Day Revolving Credit Agreement (the “New MPC 364-Day Credit Agreement”) by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Royal Bank of Canada, as documentation agents, and the lenders and issuing banks that are parties thereto.

Commitment fees ranging from 10.0 basis points to 17.5 basis points per annum, depending on MPC’s credit ratings (currently 12.5 basis points), accrue on the unused commitments under the New MPC 364-Day Credit Agreement. Borrowings under the New MPC 364-Day Credit Agreement bear interest, at MPC’s election, at either (a) the Adjusted LIBO Rate (as defined in the New MPC 364-Day Credit Agreement) plus a margin ranging from 112.5 basis points to 150.0 basis points per annum, depending on MPC’s credit ratings (currently 125.0 basis points) or (b) the Alternate Base Rate (as defined in the New MPC 364-Day Credit Agreement) plus a margin ranging from 12.5 basis points to 50.0 basis points per annum, depending on MPC’s credit ratings (currently 25.0 basis points).

The New MPC 364-Day Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPC considers customary for agreements of their nature and type and substantially similar to those contained in MPC’s existing 364-day revolving credit facility, including a covenant that requires MPC to maintain a ratio (expressed as a percentage) of Consolidated Net Debt (as defined in the New MPC 364-Day Credit Agreement) to Total Capitalization (as defined in the New MPC 364-Day Credit Agreement) not to exceed 65% as of the last day of each fiscal quarter. If an event of default exists under the New MPC 364-Day Credit Agreement, the lenders may terminate the commitments thereunder and require the immediate repayment of all outstanding borrowings. In addition to commitment fees and interest charges, MPC agreed to pay an annual administrative fee and other customary fees, and to reimburse certain expenses incurred by the agents and the lenders in connection with entering into and administrating the New MPC 364-Day Credit Agreement.

The availability of the lending commitments under New MPC 364-Day Credit Agreement is contingent upon customary conditions, including the payment of all amounts outstanding and the termination of the lending commitments under MPC’s existing 364-day revolving credit facility.  The availability date is expected to occur on or about September 30, 2019 in connection with the expiration of MPC’s existing 364-day revolving credit facility.  The New MPC 364-Day Credit Agreement will expire 364 days following the availability date.  If the availability date does not occur by October 1, 2019, the commitments of the lenders under the New MPC 364-Day Credit Agreement will automatically terminate.

MPLX Amended and Restated Credit Agreement

On July 26, 2019, in connection with the closing of the Merger, MPLX entered into an Amended and Restated Credit Agreement, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells

Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “Amended and Restated MPLX Credit Agreement”) providing for a five-year $3.5 billion revolving credit facility. The Amended and Restated MPLX Credit Agreement amended and restated MPLX’s existing credit agreement, dated July 21, 2017, and became effective on July 30, 2019, upon the closing of the Merger.

The Amended and Restated MPLX Credit Agreement includes letter of credit issuing capacity of up to approximately $300 million (subject to agreement of any lenders to increase their letter of credit issuing commitments thereunder) and swingline loan capacity of up to $150 million. The revolving credit facility may be increased by up to an additional $1.0 billion in borrowing capacity, subject to certain customary conditions, including the consent of the lenders whose commitments would increase. The Amended and Restated MPLX Credit Agreement is for a five-year term with a maturity date of July 30, 2024 and may be extended for up to two additional one-year periods subject to, among other conditions, the consent of the lenders holding a majority of the revolving credit facility commitments, provided that the commitments held by any non-consenting lenders will terminate on the original maturity date.

Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPLX’s credit ratings (currently 15.0 basis points), accrue on the unused commitments under the Amended and Restated MPLX Credit Agreement. Borrowings under the Amended and Restated MPLX Credit Agreement bear interest, at MPLX’s election, at either (i) the Adjusted LIBO (as defined in the Amended and Restated MPLX Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPLX’s credit ratings (currently 125.0 basis points), or (ii) the Alternate Base Rate (as defined in the Amended and Restated MPLX Credit Agreement) plus a margin ranging from 0 basis points to 75.0 basis points per annum, depending on MPLX’s credit ratings (currently 25.0 basis points).

The Amended and Restated MPLX Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for an agreement of this type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the Amended and Restated MPLX Credit Agreement) to Consolidated EBITDA (as defined in the Amended and Restated MPLX Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Amended and Restated MPLX Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest charges, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders and agents incurred in connection with the Amended and Restated MPLX Credit Agreement.

Certain parties to the New MPC 364-Day Credit Agreement and Amended and Restated MPLX Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC or MPLX and their subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above descriptions of the material terms and conditions of the New MPC 364-Day Credit Agreement and Amended and Restated MPLX Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

ANDX Omnibus Amendment

On July 29, 2019, in connection with the closing of the Merger, ANDX, on behalf of itself and its affiliates, MPC, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC and Marathon Petroleum Company LP entered into the Waiver and Second Amendment to the Fourth Amended and Restated Omnibus Agreement, dated as of July 29, 2019 and effective as of the effective time of the Merger (the “Omnibus Amendment”), amending the Fourth Amended and Restated Omnibus Agreement, dated as of October 30, 2017, as amended by the First Amendment to the Fourth Amended and Restated Omnibus Agreement, dated as of January 30, 2019 (the “Prior Omnibus Agreement”), to reflect the admission of Andeavor Logistics GP LLC, a Delaware limited liability company, as the general partner of ANDX and provide that a “Partnership Change of Control” (as such term is defined in the Prior Omnibus Agreement) shall not be deemed to occur unless and until MPC no longer directly or indirectly controls the general partner of ANDX.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On July 30, 2019, in connection with the closing of the Merger, ANDX terminated the Third Amended and Restated Credit Agreement, dated as of January 29, 2016, among ANDX, certain subsidiaries of ANDX named therein, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (the “Revolving Credit Agreement”). In connection with the termination of the Revolving Credit Agreement, all outstanding borrowings and unpaid fees and expenses thereunder were paid in full.

On July 30, 2019, in connection with the closing of the Merger, ANDX terminated that certain Credit Agreement, dated as of January 29, 2016, among ANDX, as borrower, certain subsidiaries of ANDX named therein, as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (the “Drop-Down Credit Agreement”). In connection with the termination of the Drop-Down Credit Agreement, all outstanding borrowings and unpaid fees and expenses thereunder were paid in full.

Item 8.01	Other Events.
The information in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of July 26, 2019, by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto.

10.2
Amended and Restated Credit Agreement, dated as of July 26, 2019, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto.

10.3
Waiver and Second Amendment to Fourth Amended and Restated Omnibus Agreement, dated as of July 29, 2019, by and among MPC, Andeavor Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC and Marathon Petroleum Company LP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: August 1, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary